Dated this 1st day of April 1999



                             MOMENTUM INTERNET INC.
                                       and

                              HAYS BUSINESS SYSTEMS
                                    AGREEMENT





                                 Horvath & Giles
                           16th Floor On Hing Building
                              No. 1 On Hing Terrace
                                     Central
                                    Hong Kong
                               Tel. No.: 2522 9118

AN AGREEMENT made the 1st day of April
             Nine Hundred Ninety-Nine

BETWEEN

MOMENTUM INTERNET INC. whose registered address is situate at P.O. Box 957, Offshore Incorporated Centre, Road Town, Tortola, British Virgin Islands (hereinafter called "MII") of the one part and

HAYS BUSINESS SYSTEMS having a place of business at 23 Hays Walk, Sutton, Surrey, SM2, United Kingdom (hereinafter called "the Consultant") of the other part.

WHEREBY IT IS AGREED as follows:-

1) M11 engages the Consultant to provide all administrative, promotional and technical support services to enable MII to carry on business as an internet publishing and marketing company as effectively as possible on the following terms and conditions.

2)   The Consultant agrees:

     (a) To assist in the internet publishing and marketing of products of MII which include Swiftrade, M Finance, PINmail, MediaHits, Search Dragon and others to be added from time to time;

     (b) To provide professional, administrative and technical assistance required in relation to the holding of internet assets, to assist in the acquiring of equipment and machinery including computers and at the direction of MII the training of personnel in relation thereto;

     (c) To undertake any other action necessary, and which it can reasonably provide, to enable MII to continue in operation with adequate administrative and technical support,

3) MII agrees to pay the Consultant a service fee of 1,250 per month for the period from 1st April 1999 and shall continue unless either party shall have given at least one month's notice in writing to terminate this Agreement.

IN WITNESS whereof the parties have hereunto set their hands the day and year first above written.

SIGNED by Anthony Leonard  )
                           )  /s/ Anthony Tobbin
Tobin for and on behalf of )  ------------------

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


Momentum Internet Inc. in the       )
presence of Karina Lec             )




SIGNED by Richard Denny             )

for and on behalf of Hays Business  )    /s/ Richard Denny

Systems in the presence of          )
MA. Mydee Jimenez

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